Exhibit 99.1
Unity Announces Third Quarter 2022 Financial Results
Unity delivered $322.9 million in revenue during the third quarter of 2022, up 13% year-over-year
SAN FRANCISCO, Calif., November 9, 2022 — Unity Software Inc. (NYSE: U), the world’s leading platform for creating and growing interactive, real-time 3D (RT3D) content, today announced third quarter 2022 financial results, including revenue of $322.9 million, which is up 13% from the same period in 2021.
“The third quarter came in line with guidance for revenue and non-GAAP operating income, and we are taking a prudent approach in the fourth quarter, given the current macroeconomic environment,” said Luis Visoso, Chief Financial Officer, Unity. “We have carefully managed costs this year, and will drive more efficiencies next year, as we continue to capture the large opportunity in front of us.”
“We delivered a solid quarter, with very strong results in Create, reinforcing the value we bring in core gaming and digital twins, and saw continued progress in Operate,” said John Riccitiello, President and Chief Executive Officer, Unity. “We welcome everyone at ironSource to Unity as we build a transformational end-to-end platform that will create value for Creators and our shareholders. We believe that the combination positions us for success in today’s challenging ad market, and for when markets begin their rebound.”
Third Quarter 2022 Financial Highlights
•Revenue was $322.9 million, an increase of 13% from the third quarter of 2021.
•Create Solutions revenue was $128.6 million, an increase of 54%; Operate Solutions revenue was $171.7 million, a decrease of 7%; Strategic Partnerships and Other revenue was $22.6 million, an increase of 28%, each as compared to the third quarter of 2021.
•Loss from operations was $239.6 million, or 74% of revenue, compared to loss from operations of $126.8 million, or 44% of revenue, in the third quarter of 2021.
•Non-GAAP loss from operations was $37.4 million, or 12% of revenue, compared to a non-GAAP loss from operations of $6.2 million, or 2% of revenue, in the third quarter of 2021.
•Basic and diluted net loss per share was $0.84, compared to basic and diluted net loss per share of $0.41 in the third quarter of 2021.
•Basic and diluted non-GAAP net loss per share was $0.14, compared to basic and diluted non-GAAP net loss per share of $0.03 in the third quarter of 2021.
•1,075 customers each generated more than $100,000 of revenue in the trailing 12 months as of September 30, 2022, compared to 973 as of September 30, 2021.
•Dollar-based net expansion rate as of September 30, 2022 was 111% as compared to 142% as of September 30, 2021.
•Net cash used in operating activities was $68.8 million for the third quarter of 2022, compared to $43.6 million provided for the same period last year. Free cash flow in the third quarter of 2022 was $(80.8) million, compared to $34.2 million for the same period last year. Cash, cash equivalents, and restricted cash were $1.3 billion as of September 30, 2022, compared to $0.8 billion as of September 30, 2021.
Recent Business Highlights
•Unity Completes Merger with ironSource. Unity announced that it has completed the merger with ironSource, becoming the industry’s only end-to-end platform for mobile app creators. The transformational merger allows Unity to support developers through the entire development lifecycle as they build, run, and grow immersive, real-time games and 3D experiences into successful businesses. ironSource’s depth and breadth of tools and services are unmatched in the industry. The combined company is expected to be highly profitable and generate positive free cash flow.

•Unity Launches Self-Serve Features for Game Server Hosting and Matchmaker. To give studios of all sizes immediate access to foundational building tools that will help accelerate multiplayer development and deliver the best connected gaming experiences, Unity launched new self-serve features for Game Server Hosting and Matchmaker. Announced in tandem with the Multiplayer Gaming Demand Report, Unity is helping developers better understand both player demand and preferences for multiplayer games given that more than half of the global population (52%) now play games, and a majority of those gamers (77%) play multiplayer games.
•Unity Announces New Pricing for Unity Pro and Unity Enterprise Plans. Unity announced updates for its pricing of Unity Pro, Unity Enterprise, and Unity Industrial Collection, marking the first price increase in nearly three years.
•Unity SyncSketch Raises the Technical Bar in HBO Max’s “Raised by Wolves.” An HBO Max show from Executive Producer Ridley Scott, which has a very high bar for visual quality in their futuristic sci-fi world, relied on Unity’s SyncSketch to collaborate on nearly 3,000 complex visual-effects shots with a geographically distributed team.

•Tilbury Douglas launches Connect Configurator with Unity. Tilbury Douglas launched a first-of-its-kind digital solution with Unity to help drive digital innovation within the construction industry. The Connect Configurator is a game-changer for designing buildings as it provides a web-based application for smarter and more efficient creation of concept designs using approved standardized layouts. The flexible platform can design whole buildings, by placing individual rooms which include building components.
•Orlando Economic Partnership Unveils World’s First Digital Twin of an Entire Region with Unity. Unity created the digital twin project that reproduces a virtual 800 square miles of Orange, Seminole and Osceola counties in the state of Florida. While other cities’ digital twins have singular applications for smaller areas, the technology for the Orlando region has nearly unlimited uses and sets a new standard for the future of urban planning.
Outlook
Unity is providing the following guidance for the fourth quarter and for the full year ending December 31, 2022.

	Q4 2022	2022
	Guidance	Guidance
Revenue (in millions)	$425M — $445M	$1,365 — $1,385
Year-over-year revenue growth	35% — 41%	23% — 25%
Non-GAAP income (loss) from operations (in millions)	$5 — $15	($88) — ($98)
Non-GAAP operating margin	1% — 3%	(6%) — (7%)
Fully diluted shares outstanding	562M	562M
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Unity’s results computed in accordance with GAAP.
Earnings Webcast Details
Unity plans to host a video webcast for analysts and investors today to discuss its third quarter and year-to-date 2022 financial results and outlook for its fourth quarter and full-year 2022. The video webcast is scheduled to begin at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time and can be accessed at the Unity Investor Relations website at investors.unity.com. The video webcast will be available live, and a replay will be available on the Investor Relations website following completion of the live broadcast for approximately 90 days.

A copy of the prepared remarks for the video webcast has been posted on the Unity Investor Relations website at investors.unity.com, simultaneously with the issuing of this press release.
About Unity
Unity is the world’s leading platform for creating and growing interactive, real-time 3D content. Our platform provides a comprehensive set of software solutions to create, run, and grow interactive, real-time 2D and 3D content for mobile phones, tablets, PCs, consoles, and augmented and virtual reality devices. We serve customers of all sizes, at every stage of maturity, from individual creators to large enterprises. For more information, visit unity.com.
Unity uses its Investor Relations website (investors.unity.com), filings with the SEC, press releases, public conference calls, and public webcasts as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Unity’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s fourth quarter and full-year 2022 outlook and future financial performance, including the growing demand for real-time 3D solutions and services; expectations for success, including our ability to create value for creators and our shareholders; our ability to manage costs and become more efficient; the expected profitability and ability to generate positive free cash flow as a result of the merger with ironSource; business plans, priorities and objectives, potential market and growth opportunities; product features, functionality, and expected benefits to the business and Unity’s customers; competitive position; product strategies and future product and platform features; technological or market trends; and industry environment. The words “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) the impact of macroeconomic conditions, such as inflation and actions taken by central banks to counter inflation, and potential economic recession, on our business, as well as our customers, prospects, partners, and service providers; (ii) our ability to achieve profitability and the timing for any such achievement; (iii) our ability to retain existing customers and expand the use of our platform; (iv) our ability to further expand into new industries and attract new customers; (v) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to our or our customers’ business practices; (vi) our ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (vii) our ability to compete effectively in the markets in which we participate; (viii) breaches in our security measures, unauthorized access to our platform, our data, or our customers’ or other users’ personal data; (ix) our ability to manage growth effectively; (x) the rapidly changing and increasingly stringent laws, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xi) our belief that the ironSource merger will create value for our creators and our shareholders, and positions us for success in today’s challenging ad market, and for when markets begin their rebound, and (xii) our ability to successfully integrate ironSource’s technology and business and realize the intended benefits from the ironSource merger, and related costs and expenses. Further information on these and additional risks that could affect Unity’s results is included in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-K filed with the SEC on August 9, 2022, and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release except as required by law.
© 2022 Unity Software Inc. All rights reserved. The Unity design logos, “Unity” and our other registered or common law trademarks, service marks, or trade names are the property of Unity Software Inc. or its affiliates. Other trade names, trademarks, and service marks are the property of their respective owners.
About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance. In the future, we may also exclude non-recurring expenses and other expenses that do not reflect our overall operating results.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.

Non-GAAP Gross Profit, Non-GAAP Operating Expenses, and Non-GAAP Loss from Operations
We define non-GAAP gross profit as gross profit excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, and restructuring charges. We define non-GAAP research and development expense and non-GAAP sales and marketing expense as research and development expense and sales and marketing expense, respectively, excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, acquisition-related costs, and restructuring charges. We define non-GAAP general and administrative expense as general and administrative expense excluding stock-based compensation expense, employer tax related to employee stock transactions, costs incurred in connection with the formation of Unity China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement. We define non-GAAP loss from operations as loss from operations excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, costs incurred in connection with the formation of Unity China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement.
We use non-GAAP gross profit and non-GAAP loss from operations in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that non-GAAP gross profit and non-GAAP loss from operations provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as these metrics exclude stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, costs incurred in connection with the formation of Unity China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement, which we do not consider to be indicative of our overall operating performance.
Non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP gross profit, and non-GAAP loss from operations exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and the aforementioned non-GAAP measures do not reflect cash expenditure for such replacements;
•they exclude costs incurred in connection with the formation of Unity China;
•they exclude costs incurred from our acquisitions;
•they exclude costs incurred from restructuring activities that we initiated during the nine months ended September 30, 2022;
•non-GAAP loss from operations excludes the one-time expense for the termination of a future lease agreement, although there is no guarantee that the company will not incur similar expenses in the future; and
•the expenses and other items that we exclude in our calculation of non-GAAP gross profit, non-GAAP operating expenses, and non-GAAP loss from operations may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.

Non-GAAP Net Loss and Non-GAAP Net Loss per Share
We define non-GAAP net loss and non-GAAP net loss per share as net loss and net loss per share excluding stock-based compensation expense, employer tax related to employee stock transactions, amortization of acquired intangible assets expense, costs incurred in connection with the formation of Unity China, acquisition-related costs, restructuring charges, and a one-time expense for the termination of a future lease agreement, as well as the related tax effects of these items. We use non-GAAP net loss and non-GAAP net loss per share in conjunction with traditional GAAP measures to evaluate our financial performance. We believe that these non-GAAP measures provide our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.
Non-GAAP net loss and non-GAAP net loss per share have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•they exclude expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;
•they exclude the expense of amortization of acquired intangible assets, and although these are non-cash expenses, the assets being amortized may have to be replaced in the future and non-GAAP loss from operations does not reflect cash expenditure for such replacements;
•they exclude costs incurred in connection with the formation of Unity China;
•they exclude the costs incurred from our acquisitions;
•they exclude costs incurred from restructuring activities that we initiated during the nine months ended September 30, 2022;
•they exclude the one-time expense for the termination of a future lease agreement, although there is no guarantee that the company will not incur similar expenses in the future;
•as further described below, we must make certain assumptions in order to determine the income tax effect adjustment for non-GAAP net loss, which assumptions may not prove to be accurate; and
•the expenses and other items that we exclude in our calculation of non-GAAP net loss and non-GAAP net loss per share may differ from the expenses and other items, if any, that other companies may exclude from this measure or similarly titled measures, which reduces their usefulness as comparative measures.
Income Tax Effects of Non-GAAP Adjustments
We utilize a fixed annual projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of the non-GAAP adjustments described above, and eliminates the effects of those items which can vary in size and frequency. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For the year ended December 31, 2021, the non-GAAP tax rate was (22)%. For the year ending December 31, 2022, we have determined the projected non-GAAP tax rate to be (10)%. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity as it measures our ability to generate cash, or our need to access additional sources of cash, to fund operations and investments.
Free cash flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•it is not a substitute for net cash provided by (used in) operating activities;

•other companies may calculate free cash flow or similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of free cash flow as a tool for comparison; and
•the utility of free cash flow is further limited as it does not reflect our future contractual commitments and does not represent the total increase or decrease in our cash balance for any given period.
EBITDA
We define EBITDA as Earnings before Interest, Taxes, Depreciation and Amortization. We believe EBITDA is useful in evaluating our operating performance.
Key Metrics
We monitor the following key metrics to help us evaluate the health of our business, identify trends affecting our growth, formulate goals and objectives, and make strategic decisions.
Customers Contributing More Than $100,000 of Revenue
We focus on the number of customers that generated more than $100,000 of revenue in the trailing 12 months, as this segment of our customer base represents the majority of our revenue and revenue growth. We define a customer as an individual or entity that generated revenue during the measurement period. A single organization with multiple divisions, segments, or subsidiaries is generally counted as a single customer, even though we may enter into commercial agreements with multiple parties within that organization.
Dollar-Based Net Expansion Rate
We track our performance by measuring our dollar-based net expansion rate, which compares our Create and Operate Solutions revenue from the same set of customers across comparable periods, calculated on a trailing 12-month basis. Our dollar-based net expansion rate as of a period end is calculated as current period revenue divided by prior period revenue. Prior period revenue is the trailing 12-month revenue measured as of such prior period end and includes revenue from all customers that contributed revenue during such trailing 12-month period. Current period revenue is the trailing 12-month revenue from these same customers as of the current period end. Our dollar-based net expansion rate includes the effect of any customer renewals, expansion, contraction, and churn but excludes revenue from new customers in the current period.
Contact
Investor Relations:
Richard Davis
richard.davis@unity3d.com
Media Relations:
Ryan Wallace
ryan.wallace@unity3d.com
Source: Unity

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)
(Unaudited)

	As of
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,239,337	$1,055,776
Marketable securities	446,766	681,323
Accounts receivable, net	316,337	340,491
Prepaid expenses and other	81,960	73,520
Total current assets	2,084,400	2,151,110
Property and equipment, net	112,458	106,106
Goodwill	1,657,863	1,620,127
Intangible assets, net	724,926	814,386
Other assets	147,514	149,617
Total assets	$4,727,161	$4,841,346
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,182	$14,009
Accrued expenses and other	221,931	233,976
Publisher payables	172,646	237,637
Deferred revenue	202,984	140,528
Total current liabilities	611,743	626,150
Convertible notes	1,706,403	1,703,035
Long-term deferred revenue	118,170	15,945
Other long-term liabilities	88,159	101,825
Total liabilities	2,524,475	2,446,955
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value;
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 300,588 and 292,592	2	2
Additional paid-in capital	4,179,621	3,729,874
Accumulated other comprehensive loss	(13,576)	(3,858)
Accumulated deficit	(1,963,361)	(1,331,627)
Total stockholders' equity	2,202,686	2,394,391
Total liabilities and stockholders’ equity	$4,727,161	$4,841,346

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$322,881	$286,328	$940,050	$794,662
Cost of revenue	111,903	63,517	302,572	179,976
Gross profit	210,978	222,811	637,478	614,686
Operating expenses
Research and development	248,380	178,413	685,380	486,644
Sales and marketing	109,639	97,425	314,486	242,106
General and administrative	92,585	73,723	246,065	272,772
Total operating expenses	450,604	349,561	1,245,931	1,001,522
Loss from operations	(239,626)	(126,750)	(608,453)	(386,836)
Interest expense	(1,135)	—	(3,369)	(600)
Interest income and other expense, net	2,208	(64)	91	1,571
Loss before income taxes	(238,553)	(126,814)	(611,731)	(385,865)
Provision for (benefit from) income taxes	11,468	(11,662)	20,003	(14,911)
Net loss	(250,021)	(115,152)	(631,734)	(370,954)
Other comprehensive loss, net of taxes:
Change in foreign currency translation adjustment	(3,858)	(9)	(4,205)	41
Change in unrealized losses on marketable securities	206	72	(5,513)	(34)
Comprehensive loss	$(253,673)	$(115,089)	$(641,452)	$(370,947)

Basic and diluted net loss per share	$(0.84)	$(0.41)	$(2.13)	$(1.32)
Weighted-average shares used in computation of basic and diluted net loss per share	299,062	283,714	296,768	280,080

UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating activities
Net loss	$(250,021)	$(115,152)	$(631,734)	$(370,954)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,490	15,120	127,598	39,222
Stock-based compensation expense	154,479	97,317	376,148	249,278
Other	3,496	3,324	9,386	11,004
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	3,385	41,213	21,258	(26,336)
Prepaid expenses and other	(474)	9,957	(8,499)	(4,821)
Other assets	8,733	(8,960)	25,898	(16,713)
Accounts payable	1,556	1,091	974	(183)
Accrued expenses and other	9,825	35,473	(6,643)	39,443
Publisher payables	(24,985)	(22,682)	(64,991)	16,417
Other long-term liabilities	(8,011)	(14,617)	(27,506)	(18,072)
Deferred revenue	(10,273)	1,539	167,741	9,775
Net cash provided by (used in) operating activities	(68,800)	43,623	(10,370)	(71,940)
Investing activities
Purchases of marketable securities	—	(5,051)	(150,911)	(295,859)
Proceeds from principal repayments on marketable securities	28,200	3,229	58,883	14,853
Maturities of marketable securities	115,110	61,800	315,776	229,800
Purchases of non-marketable investments	—	—	(15,000)	(4,600)
Sales of non-marketable investments	—	—	1,000	—
Purchases of property and equipment	(11,987)	(9,408)	(42,344)	(27,959)
Business acquisitions, net of cash acquired, and other	(193)	(355,768)	(25,840)	(425,198)
Net cash provided by (used in) investing activities	131,130	(305,198)	141,564	(508,963)
Financing activities
Proceeds from issuance of common stock from employee equity plans	18,766	15,091	56,484	53,150
Net cash provided by financing activities	18,766	15,091	56,484	53,150
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(4,144)	(31)	(4,185)	58
Increase (decrease) in cash, cash equivalents, and restricted cash	76,952	(246,515)	183,493	(527,695)
Cash and restricted cash, beginning of period	1,173,140	1,012,767	1,066,599	1,293,947
Cash, cash equivalents, and restricted cash, end of period	$1,250,092	$766,252	$1,250,092	$766,252

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Gross profit reconciliation
GAAP gross profit	$210,978	$222,811	$637,478	$614,686
Add:
Stock-based compensation expense	18,097	7,780	38,730	18,237
Employer tax related to employee stock transactions	655	975	2,248	4,247
Amortization of intangible assets expense	7,713	—	22,898	—
Restructuring charges	—	—	264	—
Non-GAAP gross profit	$237,443	$231,566	$701,618	$637,170
GAAP gross margin	65%	78%	68%	77%
Non-GAAP gross margin	74%	81%	75%	80%

Operating expenses reconciliation
Research and development
GAAP research and development expense	$248,380	$178,413	$685,380	$486,644
Add:
Stock-based compensation expense	(81,490)	(49,169)	(186,724)	(114,046)
Employer tax related to employee stock transactions	(2,378)	(6,759)	(10,107)	(20,206)
Amortization of intangible assets expense	(18,765)	(4,304)	(55,391)	(10,817)
Acquisition-related costs	(40)	—	(40)	—
Restructuring charges	—	—	(1,896)	—
Non-GAAP research and development expense	$145,707	$118,181	$431,222	$341,575
GAAP research and development expense as a percentage of revenue	77%	62%	73%	61%
Non-GAAP research and development expense as a percentage of revenue	45%	41%	46%	43%

Sales and marketing
GAAP sales and marketing expense	$109,639	$97,425	$314,486	$242,106
Add:
Stock-based compensation expense	(31,381)	(22,168)	(78,409)	(48,728)
Employer tax related to employee stock transactions	(493)	(1,611)	(2,491)	(4,696)
Amortization of intangible assets expense	(6,941)	(2,840)	(20,963)	(5,495)
Acquisition-related costs	(19)	—	(19)	—
Restructuring charges	—	—	(1,582)	—
Non-GAAP sales and marketing expense	$70,805	$70,806	$211,022	$183,187
GAAP sales and marketing expense as a percentage of revenue	34%	34%	33%	30%
Non-GAAP sales and marketing expense as a percentage of revenue	22%	25%	22%	23%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
General and administrative
GAAP general and administrative expense	$92,585	$73,723	$246,065	$272,772
Add:
Stock-based compensation expense	(23,511)	(18,200)	(60,038)	(68,267)
Employer tax related to employee stock transactions	(282)	(869)	(1,742)	(3,649)
Costs incurred in connection with the formation of Unity China	(909)	—	(5,554)	—
Acquisition-related costs	(9,517)	(5,923)	(14,035)	(9,269)
Restructuring charges	—	—	(1,893)	—
Lease termination expense	—	—	—	(49,795)
Non-GAAP general and administrative expense	$58,366	$48,731	$162,803	$141,792
GAAP general and administrative expense as a percentage of revenue	29%	26%	26%	34%
Non-GAAP general and administrative expense as a percentage of revenue	18%	17%	17%	18%

Loss from operations reconciliation
GAAP loss from operations	$(239,626)	$(126,750)	$(608,453)	$(386,836)
Add:
Stock-based compensation expense	154,479	97,317	363,901	249,278
Employer tax related to employee stock transactions	3,808	10,214	16,588	32,798
Amortization of intangible assets expense	33,419	7,144	99,252	16,312
Costs incurred in connection with the formation of Unity China	909	—	5,554	—
Acquisition-related costs	9,576	5,923	14,094	9,269
Restructuring charges	—	—	5,635	—
Lease termination expense	—	—	—	49,795
Non-GAAP loss from operations	$(37,435)	$(6,152)	$(103,429)	$(29,384)
GAAP operating margin	(74)%	(44)%	(65)%	(49)%

UNITY SOFTWARE INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Non-GAAP operating margin	(12)%	(2)%	(11)%	(4)%
Net loss and net loss per share reconciliation
GAAP net loss	$(250,021)	$(115,152)	$(631,734)	$(370,954)
Add:
Stock-based compensation expense	154,479	97,317	363,901	249,278
Employer tax related to employee stock transactions	3,808	10,214	16,588	32,798
Amortization of intangible assets expense	33,419	7,144	99,252	16,312
Costs incurred in connection with the formation of Unity China	909	—	5,554	—
Acquisition-related costs	9,576	5,923	14,094	9,269
Restructuring charges	—	—	5,635	—
Lease termination expense	—	—	—	49,795
Income tax effect of non-GAAP adjustments	7,832	(13,030)	9,332	(21,162)
Non-GAAP net loss	$(39,998)	$(7,584)	$(117,378)	$(34,664)
GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.84)	$(0.41)	$(2.13)	$(1.32)
Total impact on net loss per share, basic and diluted, from non-GAAP adjustments	0.70	0.38	1.73	1.20
Non-GAAP net loss per share attributable to our common stockholders, basic and diluted	$(0.14)	$(0.03)	$(0.40)	$(0.12)

Weighted-average common shares used in GAAP net loss per share computation, basic and diluted	299,062	283,714	296,768	280,080
Weighted-average common shares used in non-GAAP net loss per share computation, basic and diluted	299,062	283,714	296,768	280,080

Free cash flow reconciliation
Net cash provided by (used in) operating activities	$(68,800)	$43,623	$(10,370)	$(71,940)
Less:
Purchases of property and equipment	(11,987)	(9,408)	(42,344)	(27,959)
Free cash flow	$(80,787)	$34,215	$(52,714)	$(99,899)
Net cash provided by (used in) investing activities	$131,130	$(305,198)	$141,564	$(508,963)
Net cash provided by financing activities	$18,766	$15,091	$56,484	$53,150